UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2010

NEWELL RUBBERMAID INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Glenlake Parkway Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 418-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As described below in Item 5.07, on May 11, 2010, at the 2010 Annual Meeting of Stockholders of Newell Rubbermaid Inc. (the “Company”), the Company’s stockholders approved the Newell Rubbermaid Inc. 2010 Stock Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors subject to stockholder approval. The Plan is a stock-based compensation plan that provides for grants of stock options, stock awards, stock unit awards and stock appreciation rights (collectively, “Awards”). The Plan is intended to recognize the contributions made to the Company by employees of the Company and its subsidiaries, to provide such persons with additional incentive to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals. The Plan also is intended as an additional incentive to members of the Board of Directors of the Company to serve on the Board and to devote themselves to the future success of the Company.

The Board has delegated administration of the Plan to the Organizational Development & Compensation Committee (the “Committee”), except with respect to Awards to be made to the Chief Executive Officer and non-employee directors. The Board, or Committee, as applicable, has full authority to select the individuals who will receive Awards, to determine the form and amount of each of the Awards to be granted, and to establish the terms and conditions of Awards.

The number of shares of the Company’s common stock that may be issued under the Plan is 21,000,000. The number of shares available for issuance under the Plan shall be reduced by (i) one share for each share issued pursuant to a stock option or stock appreciation right and (ii) 2-1/2 shares for each share issued pursuant to a stock award or stock unit award. The number of shares issuable under the Plan is subject to adjustment in the event of any reorganization, recapitalization, stock split, stock distribution, merger, consolidation, split-up, spin-off, combination, subdivision, consolidation or exchange of shares, any change in the capital structure of the Company, or any similar corporate transaction. In such case, the Board has the discretion to make adjustments as it deems necessary to preserve the intended benefits under the Plan.

Awards may be granted under the Plan only during a 10-year period beginning on May 11, 2010 and ending on May 11, 2020. The Board may from time to time, amend, suspend, or terminate the Plan, subject, in certain circumstances, to stockholder approval.

A more detailed summary of the material terms of the Plan appears on pages 64 to 70 of the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) which was filed with the Securities and Exchange Commission on April 1, 2010. That summary is incorporated by reference herein. That summary and the description of the Plan above are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As a result of the approval of the Plan by the Company’s stockholders, all shares of the Company’s common stock not subject to outstanding awards under the Newell Rubbermaid Inc. 2003 Plan (the “2003 Plan”) as of May 11, 2010 have been cancelled and are no longer available for issuance under the 2003 Plan.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 11, 2010. For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

The stockholders elected each of the four nominees to the Board of Directors for a three-year term by a majority of the votes cast:

Director	For	Against	Abstain	Broker Non-Votes
Scott S. Cowen	207,106,079	5,731,204	346,536	27,864,538
Cynthia A. Montgomery	206,779,903	6,080,484	323,432	27,864,538
Michael B. Polk	209,701,046	3,262,686	220,087	27,864,538
Michael A. Todman	208,466,229	4,393,964	323,626	27,864,538

The stockholders approved the Newell Rubbermaid Inc. 2010 Stock Plan:

For	190,047,864
Against	22,379,930
Abstain	755,575
Broker Non-Votes	27,864,988

Total	241,048,357

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Company for the year 2010:

For	238,973,949
Against	1,663,438
Abstain	410,970

Total	241,048,357

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Newell Rubbermaid Inc. 2010 Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL RUBBERMAID INC.

Date: May 14, 2010	By:	/s/ John K. Stipancich
John K. Stipancich
Senior Vice President, General Counsel and Corporate Secretary